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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            AT&T CAPITAL CORPORATION


               AT&T CAPITAL CORPORATION, a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on December 21, 1992, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

               FIRST: The name of the Corporation is: AT&T Capital Corporation (the "Corporation").

               SECOND: The registered office of the Corporation is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL") .

               FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares of Common Stock, each having a par value of $.0l per share, and 10,000,000 shares of Preferred Stock, each having a par value of $.0l per share.

               FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than two nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies in the Board of Directors (the "Whole Board"). A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock, any vacancy on the Board of Directors may be filled only in accordance with Section 223 of the GCL. Election of directors need not be by written ballot unless the By-Laws so provide. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

               B. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect one or more directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Article FOURTH). The number of directors that may be elected by the holders of any such


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series of Preferred  Stock shall be in addition to the number of directors fixed by or pursuant to Section A of this Article FIFTH.

               SIXTH: A. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the GCL, as it currently exists or as it may hereafter be amended, any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving (or who has agreed to serve) at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with respect to another corporation, partnership, joint venture, trust or other enterprise (in any of the foregoing capacities, a "Representative of the Corporation"), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify to the same extent any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any such action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was an employee or agent of the Corporation serving (or who has agreed to serve) at the request of the Corporation as a Representative of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               B. Expenses (including attorney fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against an employee, agent or Representative of the Corporation) be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH.

               C. The indemnification and other rights set forth in this Article SIXTH shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent or Representative of the Corporation, and shall inure to the benefit of the estate or personal representative of any person indemnified hereunder.

               D. Neither the amendment nor repeal of Section A, B or C of this Article SIXTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with such Section A, B or C shall eliminate or reduce the effect of Sections A, B and C of this Article SIXTH in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter that would have given rise to a right of indemnification or right to receive payments of expenses pursuant to


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Section  A, B or C of this  Article  SIXTH  if such  provision  had not  been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

               E. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the GCL or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, he:

               (i) shall have breached his duty of loyalty to the Corporation or its stockholders;

               (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

               (iii)  shall  have  acted  in  a  manner  involving   intentional
misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

               (iv) shall have derived an improper personal benefit.

If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Neither the amendment nor repeal of this Section E nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Section E shall eliminate or reduce the effect of this Section E in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

               SEVENTH: A. Any action required or permitted to be taken by the stockholders of the Corporation may be effected without a meeting of such stockholders by a consent in writing by such stockholders in accordance with
Section 228 of the GCL.

               B. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided in the By-Laws.

               C. The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law consistent with this Restated Certificate of Incorporation and all By-Laws adopted by vote of the stockholders of the Corporation, and to amend, alter or repeal the By-Laws of the Corporation other than any By-Laws adopted by vote of the stockholders of the Corporation, except to the extent that the By-Laws or this Restated Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the whole Board. Stockholders may adopt any By-Law, or amend, alter or repeal the By-Laws of the Corporation, in each case consistent with this Restated Certificate of Incorporation, upon the affirmative vote of the holders of at least a majority of the voting power of the Voting Stock then outstanding, voting together as a single class.


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               EIGHTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.


               IN WITNESS WHEREOF, AT&T Capital Corporation has caused this Certificate to be signed on this 26th day of September, 1996 in its name and attested by its duly authorized officers.

                                                   AT&T CAPITAL CORPORATION




                                               By:  /s/ Jeff Nash
                                                    -------------------------
                                                    Name: Jeff Nash
                                                    Title:  Secretary

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